                                                                    EXHIBIT 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 11, 1998, relating to the financial statements of B.N. Technology, Inc. dba Internet Communications, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.






                                               FRANKEL, LOGDEN, LOCHER, GOLDITCH
                                                  SARDI & HOWARD


Encino, California


April 26, 1999